Exhibit 23.2

Consent of Independent Auditor

We consent to the use in this Registration Statement on Form S-1 of SOC Telemed, Inc. of our report dated March 19, 2021, relating to the combined financial statements of Access Physicians Management Services Organization, LLC and Affiliated Companies, which appears in this Registration Statement. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Huselton, Morgan and Maultsby P.C.

Dallas, Texas
May 24, 2021